UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

MEDIANET GROUP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Election of a Director. On September 20, 2010, the appointments of the Registrant’s Chief Executive Officer, Michael Hansen, and its Chief Operating Officer, Kent L. Holmstoel, to the Board of Directors of the Registrant became effective.  As previously disclosed, Messrs. Hansen and Holmstoel were appointed by the Registrant in connection with the Registrant’s acquisition of CG Holdings Limited, a Cyprus limited company (“CG”), pursuant to an Agreement and Plan of Merger dated August 10, 2009, as amended.

As of September 20, 2010, Messrs. Hansen and Holmstoel are not expected to be named to any committees of the Board of Directors.

The transactions with related persons of the Registrant required to be set forth pursuant to Item 404(a) of Regulation S-K are incorporated herein by reference to the section entitled “Transactions with Related Persons” in the Schedule 14f-1 filed by the Registrant on September 3, 2009 (the “Schedule 14f-1”).

Each of Mr. Hansen  and Mr. Holmstoel have entered into employment agreements with CG and its subsidiaries as described in the section entitled “Employment Contracts” in the Schedule 14f-1, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANET GROUP TECHNOLOGIES, INC. (Registrant)

Date: September 20, 2010	By:	/s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer

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